SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

CYTTA CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 333-139699	98-0505761 (I.R.S. Employer Identification Number)

6490 West Desert Inn Road, Suite 101

Las Vegas Nevada 89146

(Address of Principal Executive Offices and Zip Code)

(702) 307-1680

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

A) Processware Systems (P) Ltd Equity Acquisition and Software Development Agreement

On October 5th, 2015 Cytta and Processware Systems (P) Ltd., of Bangalore, India (www.processwaresystems.com) a twenty five year old company with an extensive existing client base, executed an equity acquisition and joint VeriSmartPhoneTM and IoT platform development Agreement that provided inter alia,

“Whereas, Cytta has developed an ecosystem utilizing its VeriSmartPhonesTM to empower the loT.

Whereas, Cytta believes the processing power, communications capability and ubiquitous nature of the smartphone makes it the ideal communications platform for the loT in many environments.

Whereas, Cytta is currently branding itself as the creator of the VeriSmartPhoneTM and also the first company to deploy a pure loT solution into the healthcare space.

Whereas, Processware has extensive experience in software development and design necessary to create the programs and applications to power the VeriSmartPhone to achieve the goals of Cytta's clients utilizing the Cytta ecosystem; and

Whereas, Processware also has a world class management team and client suite with extensive industry experience…

Now, therefore… the parties agree as follows:

1.

Processware will complete the software development necessary to upgrade the current Cytta Healthcare platform and create a preliminary platform design that can be made generally applicable to multiple vertical markets on a modular basis. Also, Processware will upgrade the GUI for Cytta's current cloud-based patient information screens. Additionally, Processware will upgrade the Cytta software used by doctors' offices. Further, Processware will redesign Cytta's relational database to allow for more robust analytics. Finally, Processware will help Cytta plan an interactive cloud-based portal where people utilizing medical peripherals can interact using the Cytta VeriSmartPhoneTM. All of the above being generally outlined in the Cytta Statement of Work, attached hereto as Exhibit A.

2.

Cytta will create the imagery and branding of Processware as the "Software Developer for the loT" and also as the creator of the software for Cytta's VeriSmartPhoneTM-based loT model.

3.

In exchange for completing the software pursuant to the SOW, Cytta will issue to Processware USA, LLC, a subsidiary of Processware Systems (P) Ltd., 7 million common shares, representing approximately 14% of Cytta.

4.

Additionally Guru Murthy and Ananth (Allen) Chepuri, being managers of Processware USA, LLC, will be invited to join the Cytta Officer team in mutually agreed capacities.”

This significant Agreement will provide Cytta with access to the considerable development resources of Processware and enable Cytta to fully expand their VeriSmartPhone-based loT model to all vertical markets.  Additionally Cytta will be able to assist Processware in outreach to their extensive client base.

B) Doctor Direct Agreement

Description of Cytta VerisSmartPhoneTM Model

Cytta Corp. is a company that creates specially programmed VeriSmartPhones TM designed to empower the Internet of Things (IoT) in any market segment.

VeriSmartPhones (VSPs) are factory unlocked android smartphones that have not been preprogrammed or “locked” by the Carrier or manufacturer.  Cytta then gains root access to the factory unlocked android smartphone.  After rooting, Cytta grants their proprietary programs and specific applications access to root permissions, allowing them to do almost anything they want to the operating system.

Cytta’s applications with root permissions uninstall system applications, install low-level system binaries, revoke permissions that installed apps require, and allow Cytta VeriSmartPhones to do all other amazing things necessary to turn these phones into full IoT bi-directional control interfaces.  The Cytta VSP’s do not require any human intervention through the screen, keyboard or mouse to perform their functions and thus become pure IoT devices (although they still retain all voice and data smartphone functionality).

The Cytta 'VeriSmartPhone’ (VSP) Doctor Direct remote medical monitoring technology consists of an ‘intelligent’ VSP android rooted control interface, which automatically receives and sends all Bluetooth remote medical monitoring data to the cloud-based data repository, and from there to the designated Doctor, nurse, caregiver recipients, creating two-way real time medical data, video and voice communication

Once the VSP receives the medical peripheral data, it will review the data and decide to instigate communication via voice, video, SMS or email in real-time to the Cloud and directly to the caregiver and back.  Everything is accomplished without touching the VeriSmartPhoneTM. This provides patients with a low cost, 24/7, intelligent instantaneous automatic monitoring at any location at any time.

Cytta Doctor Direct Agreement

On September 15th, 2015 Cytta entered into an Agreement with Doctor Direct Inc. (“DDI”) with an address of 11040 Bollinger Canyon Road Suite E, San Ramon CA 94582.  The terms of the agreement provide that Cytta license all right title and interest in and to their Doctor Direct program to DDI.  The agreement provides that Cytta shall retain a dilutable equity interest in DDI and receive licensing/royalty fees to be determined based upon the valuation DDI achieves.

DDI has agreed to raise $3 million for sales and marketing of the Doctor Direct system and for technical development costs and charges to Cytta for any and all work on the technical elements of the system.  DDI must also pay a to be agreed upon monthly license/royalty to Cytta for each remote monitoring system deployed with a Doctor’s patient and as well pay a royalty from the payment required from each Doctor signed to be a sub-licensee of the system.

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On January, 22nd, 2015, Cytta Corp., (the “Company”), received notice that its independent registered public accounting firm, Shelley International/mark Shelley CPA,  144 S. Mesa Drive, Suite E, Mesa, AZ 85210  (“Shelley”), was no longer providing audit services  and accordingly the Company dismissed Shelley, effective as of that date citing inability to provide audit services.

a) Dismissal of Current Independent Registered Public Accounting Firm.

i. On January, 22nd, 2015, the Company dismissed Shelly as the Company’s current independent registered public accounting firm.

ii. The Company’s Board of Directors approved the dismissal on January, 22nd, 2015.

iii. Shelley’s audit report on the financial statements of the Company as of September 30th 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern.

iv. Since May 2nd, 2012 the date the Company engaged Shelley as the Company’s independent registered public accounting firm and through the date of dismissal on January, 22nd, 2015, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Shelley to make reference in connection with Shelley’s opinion to the subject matter of the disagreement.

v. In connection with the audited financial statements of the Company as of September 30, 2012 and for the period May 2nd, 2012 through the date of dismissal on January, 22nd, 2015 there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi. The Company provided Shelly with a copy of this Current Report on Form 8-K and requested that Shelley furnished it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Shelley, and a copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K

b)  Engagement of New Independent Registered Public Accounting Firm.

i. On September 27th, 2015, Cytta Corp. (the “Company”), has retained MartinelliMick PLLC (MMP) 218 North Bernard Street Spokane, WA 99201  as an independent registered public accounting firm for the Company’s financial statements going forward.

ii. During our most recent fiscal year and the subsequent interim period prior to retaining  MMP

(1) neither we nor anyone on our behalf consulted MMP, regarding

a)

either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or

b)

any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and

(2) MMP did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Officers

Cytta is pleased to add the services of Mr. Ted Fellerman as Chief Investment Officer and Mr. Stephen A. Sussman as Chief Financial Officer to the team of Officers.  The entire management team can be viewed at http://www.cytta.com/management.php

Ted Fellerman, Chief Investment Officer

Mr. Fellerman has had an illustrious career in all major areas of investment banking and corporate finance at the highest levels.  Throughout his industry involvement he has analyzed and traded in positions in approximately 1500 corporate mergers, reorganizations, liquidations, tenders, etc.  In his last major position he was a partner with Michael Schaenen in Schaenen, Fellerman and Co a full member of the NYSE operating as a miniature Goldman Sachs.

Prior to this Mr. Fellerman was at Mabon, Nugent and Co. where he established Arbitrage and Special Situation trading dept. He was also at Oppenheimer and Co. and established their Arbitrage and Special Situation trading dept., and their institutional trading departments.  Mr. Fellerman was formerly with US Army Military Intelligence and with a covert US Government Agency.  Mr. Fellerman is a William and Mary Graduate, with a BA in Economics and an MBA from NYU.

Stephen Sussman, Chief Financial Officer

Mr. Sussman has been the principal of Stephen A. Sussman CPA's and has provided years of corporate formulation, tax and capital management, financial planning and structuring for early and middle stage operational corporations.  Mr. Sussman has been an angel investor and startup capital provider to numerous technology and medical ventures.

Mr. Sussman has worked with numerous startup public and private companies throughout his career assisting in the development of financial and operational development plans.  He has been a member of Cytta’s Board of Advisors and for several years and an advisor to the Audit Committee.

New Advisors

Cytta relies heavily on the advice, guidance and expertise of its Advisory Board in pursuing the business objectives of the Company.  In that regard, Cytta is privileged to be able to avail themselves of the guidance of the following exceptional individuals in pursuing its business model. Included below are the new additions to the Board of Advisors for 2015/16.  The complete current list of Corporate Advisors may be see on the company’s website at http://www.cytta.com/advisors.php

New Additions to the Board of Corporate Advisors:

Admiral James ‘Gib’ Godwin III, joined Price Waterhouse Coopers in 2014 as a Managing Director. He was formerly at Burdeshaw Associates as the Senior VP for Naval and Maritime Programs in Bethesda, MD. He is a former Vice President with Northrop Grumman Information Systems in the Cyber Security Domain; Dynamic Analytics and Test in the Modeling and Simulation domain, and Athena Technologies, now Rockwell Collins. His Acquisition expertise comes from 15 years in the Naval Air Systems Command and Space and Naval Warfare Systems Command as a Rear Admiral. He served in numerous operational squadrons throughout his career.  He has a Bachelor of Science Degree in Civil Engineering from Tulane University and is PM level 3 certified by the Defense Acquisition University. Mr. Godwin holds a Top Secret Clearance.

John P. Mayo, is currently CEO of Surface Sensing Technologies, LLC.  This company is commercializing a medical diagnostic technology invented by Mayo and scientists at Vanderbilt University. Mr. Mayo is the CEO Thermal Diagnostic Technologies a company involved in medical nanotechnology applications.  Mr. Mayo is also the founder of Soundblast Technologies, LLC which developed the directed-energy acoustic weapon system, the Detonation Wave Array Projector (DWAP SEISMIC) for the Office of the Secretary of Defense, Advanced Systems and Concepts. Mayo is co-developer of the Healthcare Information Factory architecture for data base management of medical records and healthcare information.

Philip Chao, founded Chao & Company, Ltd. in 1990 an investment advisor registered with the Securities & Exchange Commission to provide employers and institutions with benefits consultancy and specialized retirement plan advice. Mr. Chao serves as a benefits consultant to employers and serves as an ERISA investment consultant in a co-fiduciary capacity.  For the Affordable Care Act, Mr. Chao has introduced a proprietary actuarial tool - Play-or-Pay Decision Metrics Tool - to help guide and advise large employers through this new reality. Philip acts in the capacity of an independent directed Trustee for ERISA health and welfare trusts and is a founding member and a governing board member of The Institute for the Fiduciary Standard.

William J. Nance CPA, BA (Bus Admin),  Mr. Nance has been a Director of The Intergroup Corporation a publically held real estate investment trust that currently trades on the NASDAQ Capital Market under the symbol: "INTG" since 1984, He is also a Director of Comstock Mining Ltd. (NYSE MKT: LODE)  since October 2005. Mr. Nance also serves as the Chairman of their Audit and Compensation Committees. He is also a director of Santa Fe Financial Corporation and Portsmouth Square Inc. since May 1996.  He is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979.  Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was employed by Kenneth Leventhal & Company.

Gary R Brown, P. Eng. B.S., Systems Engineering, Mr. Brown currently has a management career in the M2M market, with a specialty in Oil and Gas Monitoring Systems.  He has over 38 years of experience at a Management/C-level positions and has demonstrated successful operating companies in the Telecommunications, M2M and Computer related industries.  In 2010, he started combining his wireless/telecommunications skills with the oil’s and gas industry’s desire for digital monitor and control information. He has worked for major corporations such as Nortel, DSC and smaller soft switch companies such Terabridge and Tekelec.

Section 8 - Other Events

Item 8.01 Other Events.

Cytta wins Judgement against EraStar Inc.

As per our previous disclosure Cytta is pleased to report that on June 8th, 2015 the Company (through Mr. Campbell’s lawsuit) has obtained final Judgement against EraStar Inc. and its various principals for all the claims in the lawsuit including inter alia fraud, misrepresentation and conversion.  All of the EraStar claims against the Company and its Officers were dismissed by the Court with prejudice.

Item 9.01

Financial Statements and Exhibits

Exhibit Number

Description

16.1                                             Letter from Mark Shelley CPA dated September 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTTA Corp. (Registrant)

Date October 8th, 2015

By: /s/ Gary Campbell

    Gary Campbell CEO, Director